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                                                                       EXHIBIT 8

                            FORM OF AFFILIATE LETTER



                               _____________, 1999



Peptide Therapeutics Group plc
Peterhouse Technology Park
100 Fulbourn Road
Cambridge
United Kingdom
CB1 9PT

Ladies and Gentlemen:

     Pursuant to the Restated Agreement and Plan of Acquisition dated as of November 10, 1998, as amended, (the "Merger Agreement"), among Peptide Therapeutics Group plc (Parent"), a corporation organized and existing under the laws of England and Wales, Peach Acquisition Corp. ("Merger Sub"), a Delaware corporation and OraVax, Inc. ("Seller"), a Delaware corporation, providing for the merger of Seller with and into Merger Sub (the "Merger"), the undersigned will receive ordinary shares, nominal value 10 pence per share, of Parent ("Parent Shares") in exchange for the shares of common stock, $0.001 par value per share, of Seller (the "Seller Shares") owned by the undersigned.

     The undersigned understand (a) that he or she may be deemed to be an "affiliate" of Seller for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Act") and (b) that Parent is relying upon the representations, warranties and agreements of the undersigned in entering into the Merger Agreement.

     With respect to the Parent Shares which the undersigned may receive in the Merger, the undersigned represents and warrants to, and agrees with, Parent as follows:

          (1) The undersigned will not offer to sell, sell or otherwise dispose of any Parent Shares except pursuant to Rule 145(d) under the Act, an effective registration statement under the Act or an exemption from the registration requirements under the Act.

          (2) The undersigned will not offer to sell, sell or otherwise dispose of the Parent Shares outside of the United States during the 180 days following the time of the Merger.

          (3) The undersigned understands that Parent is under no obligation to register the sale or other disposition by the undersigned of Parent Shares received in the Merger or to take any action necessary in order to make an exemption from registration available.

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          (4)  The undersigned understands that the certificates representing the Parent Shares received by the undersigned in the Merger will be placed on the "stop-transfer list" maintained by the transfer agent for the Parent Shares and there will be placed on the certificates representing such Parent Shares and any certificates representing Parent Shares delivered in substitution or exchange therefor, a legend stating in substance:

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE
          TRANSFERRED (1) IN ACCORDANCE WITH RULE 145(D) UNDER THE SECURITIES ACT OF 1933 (THE "ACT"); (2) PURSUANT TO AN
          EFFECTIVE REGISTRATION STATEMENT OR (3) IN COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE ACT.

          TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ALSO RESTRICTED UNDER AN AGREEMENT, DATED NOVEMBER 10, 1998, A COPY OF WHICH MAY BE OBTAINED FROM PEPTIDE THERAPEUTICS GROUP PLC.

          The undersigned has carefully read this letter and has obtained such advice regarding execution of this letter as the undersigned deemed necessary.

                                        Very truly yours,



                                        Name:_____________________________

                                        Address:__________________________

                                        __________________________________


Accepted:

PEPTIDE THERAPEUTICS GROUP PLC


By:_______________________________
     Name:
     Title:

Dated:  _____________, 1999


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